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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



    Date of Report                                                JULY 29, 2002
    (Date of earliest event reported)


                                TAB PRODUCTS CO.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


           1-7736                                  94-1190862
 (Commission File Number)             (I.R.S. Employer Identification Number)



    935 LAKEVIEW PARKWAY, SUITE 195, VERNON HILLS, IL                     60061
         (Address of principal executive offices)                    (Zip Code)



                                 (847) 968-5400
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER INFORMATION

         On July 29, 2002, Tab Products Co, a Delaware corporation ("Tab"), entered into a Merger Agreement ("Merger Agreement") with T Acquisition L.P., a Delaware limited partnership ("Buyer"), and T Acquisition Co., a Delaware corporation and a wholly-owned Subsidiary of the Buyer ("Transitory Subsidiary"), pursuant to which Transitory Subsidiary will merge with and into Tab, with Tab being the surviving corporation ("Merger"). The Merger is conditioned upon, among other things, approval by holders of a majority of Tab common stock, and the receipt of certain third party consents. A copy of the Merger Agreement is attached as Exhibit 2 and is incorporated herein by reference.

         Immediately prior to the execution of the Merger Agreement, Tab entered into Amendment No. 2 to Rights Agreement, dated as of July 29, 2002, with Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), as rights agent, to make the provisions of that certain Rights Agreement, dated as of October 24, 1996, as amended, inapplicable to the transactions contemplated by the Merger Agreement. A copy of Amendment No. 2 to Rights Agreement is attached as Exhibit 4 and is incorporated herein by reference.

         A copy of a Press Release, dated July 29, 2002, issued by Tab and Buyer relating to the merger is attached as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  None.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  None.

         (c)      EXHIBITS.

                  Exhibit 2.                Merger Agreement
                  Exhibit 4.                Amendment No. 2 to Rights Agreement
                  Exhibit 99.1.             Press Release
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              TAB PRODUCTS CO.



Dated: July 29, 2002          By:    /s/GARY W. AMPULSKI
                                     ------------------------------------------
                                    Gary W. Ampulski, President and
                                    Chief Executive Officer


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